Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Greer Bancshares Incorporated and Subsidiary

We consent to the incorporation by reference in Registration Statements (No. 333-128719, No. 333-128717, No. 333-128713 and No. 333-128712) on Form S-8 of Greer Bancshares Incorporated and Subsidiary of our report dated March 18, 2014, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Greer Bancshares Incorporated and Subsidiary for the year ended December 31, 2013.

/s/ Elliott Davis, LLC

Greenville, South Carolina

March 18, 2014